[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
Exhibit 10.6.1
FIRST AMENDMENT TO DISTRIBUTION AGREEMENT
This FIRST AMENDMENT TO DISTRIBUTION AGREEMENT (this “Amendment”) is made and entered into as of March 30, 2007 (the “Effective Amendment Date”) by and between Century Medical, Inc., a Japanese corporation with its principal place of business located at 1-6-4 Ohsaki, Shinagawa-Ku, Tokyo, 141-8588, Japan (“DISTRIBUTOR”), and Cardica, Inc., a Delaware corporation with its principal place of business located at 900 Saginaw Drive, Redwood City, California 94063 USA (“COMPANY”).
R E C I T A L S
          WHEREAS, DISTRIBUTOR and COMPANY have entered into that certain Distribution Agreement effective as of June 16, 2003 (the “Distribution Agreement”), in which COMPANY appointed DISTRIBUTOR as its exclusive distributor of the Products within the Territory;
          WHEREAS, concurrent with the execution of this Amendment, DISTRIBUTOR and COMPANY are entering into that certain Amendment No. 2 to Convertible Subordinated Note Agreement, pursuant to which, among other things, the Maturity Date of the Note (as such terms are defined therein) is being extended; and
          WHEREAS, in connection therewith, DISTRIBUTOR and COMPANY have agreed to amend certain provisions contained in the Distribution Agreement;
          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:
A.	Definitions. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the respective meanings ascribed to them in the Distribution Agreement.

B.	Amendment to Section 1.3. Section 1.3 of the Distribution Agreement is hereby deleted in its entirety and replaced with the following provision:
““First Commercial Sale” shall mean the first sale of the C-Port xA, Distal Device with the intended maximum shelf life of twelve (12) months or more by DISTRIBUTOR to a third party in the Territory with all medical device approvals required to market and sell such Product (“Shonin”) and all facility accreditation approvals from the Japanese Ministry of Health, Labour and Welfare (“MHLW”).”
C.	Amendment to Section 1.6. Section 1.6 of the Distribution Agreement is hereby amended by deleting the phrase “of all Products” from the end of the sentence.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
D.	Amendment to Section 3. Section 3 of the Distribution Agreement is hereby deleted in its entirety and replaced with the following provision:
““This Agreement and rights conferred on DISTRIBUTOR hereunder shall come into effect on the Effective Date. The term of this Agreement for the Pas-Port, Proximal Device, shall expire on July 31, 2014, and the term of this Agreement for the C-Port xA, Distal Device, shall remain in effect until the expiration of the Initial Term. At the end of the Initial Term, this Agreement shall automatically renew, only with respect to the C-Port xA, Distal Device, for an additional five (5) years (the “Renewal Period”) subject to DISTRIBUTOR having met the MPL for the Distal Device for each Contract Year during the Initial Term as required under Section 8.6 below.”
E.	Amendment to Section 8.1. Section 8.1 of the Distribution Agreement is hereby deleted in its entirety and replaced with the following provision:
““COMPANY shall sell the Products to DISTRIBUTOR at the prices set forth in Schedule 1. Payments on purchase orders shall be due at the end of the month immediately following the month of shipment of the Products to DISTRIBUTOR. Payment shall be made by wire transfer in U.S. funds to an account designated in writing by COMPANY. All shipments of Products shall be billed to DISTRIBUTOR at the price in effect for each Product in accordance with this Section 8.1 and Schedule 1, on the date of DISTRIBUTOR’s purchase order for such Products. COMPANY shall have the right to change the prices of the Products no more than [*] each Contract Year consistent with prices charged to third-party international distributors of the Products, taking into consideration such factors as exchange rates, device-specific reimbursement rates for the Products in the Territory, if any, competition, and the like, by notifying DISTRIBUTOR in writing of any such change at least ninety (90) days prior to the effective date of any such change. Notwithstanding the foregoing, (i) in no event shall any price increase exceed [*]% of the then current price for such Product, and (ii) COMPANY shall maintain the price of the Pas-Port, Proximal Device, at $[*] until June 17, 2010. Further, DISTRIBUTOR shall have the right to request a change in price, taking into consideration such factors as exchange rates, device-specific reimbursement rates for the Products in the Territory, if any, competition, and the like, by notifying COMPANY in writing of any such request and the reason for such request which request COMPANY shall consider in good faith.”

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
F.	Schedule 1, Products and Prices. Schedule 1 of the Distribution Agreement, Products and Prices, is hereby deleted and replaced with a new Schedule 1, attached hereto.

G.	Entire Agreement. Except as specifically modified or amended hereby, the Distribution Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. This Amendment and the Distribution Agreement constitute the entire and final agreement between the Parties on the subject matter hereof and supersede any and all prior oral or written agreements or discussions on the subject matter hereof. This Amendment and the Distribution Agreement may not be modified in any respect except in a writing which states the modification and is signed by both Parties hereto.

H.	Conflicts. This Amendment shall be governed by all the terms and conditions of the Distribution Agreement. In the event of any conflict between the terms of the Distribution Agreement and the terms of this Amendment, the terms of this Amendment shall control.
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[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Amendment Date.
COMPANY:
CARDICA, INC.

/s/ Bernard Hausen

Name:	Bernard Hausen
Title:	President and CEO

DISTRIBUTOR:

CENTURY MEDICAL, INC.

/s/ Toshio Konishi

Name:	Toshio Konishi
Title:	President & CEO

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
Schedule 1. Products and Prices
◆       $[*] FCA per Pas-Port, Proximal Device.
           In accordance with Section 8.1 of the Distribution Agreement, as amended, this price shall be valid until June 17, 2010.
◆       $[*] FCA per C-Port xA, Distal Device.
If the selling price to DISTRIBUTOR exceeds 80% of COMPANY’s average U.S. selling price, then DISTRIBUTOR shall have the right to discuss pricing matters with COMPANY. COMPANY shall reasonably disclose its average U.S. selling price to DISTRIBUTOR upon written request by DISTRIBUTOR.

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